NEWS

RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results

FITCHBURG, MA, November 12, 2015 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding, announced results for its third quarter ended September 30, 2015.

Salvatore Emma, Jr., President and CEO, commented, “Overall, net sales and earnings were lower due to decreased sensor sales volume.  Additionally, the strength of the U.S. dollar impacted orders from some of our international sensor customers, which make up a majority of our sensor sales.  We continue to pursue new opportunities to increase market share and reduce costs in our sensor business.”

Mr. Emma added, “We continued to make progress in diversifying our customer and product mix across higher margin product lines.  Sales of orthopedic implant components increased nearly 14% in the quarter, while gross profit decreased slightly as we made investments in quality and validation processes to support a new implant component recently introduced by one of our OEM customers.  Although these activities reduce gross profit in the short run, we have been approved for production of these new implant components, which our customer expects to launch in the second quarter of 2016.”

Third Quarter 2015 Review

$ In thousands	Q3 2015	Q3 2014	$ Change	% Change
Net sales	$5,226	$6,046	$(820)	(13.6%)
Gross profit	$718	$1,161	$(443)	(38.2%)
Gross margin	13.7%	19.2%
Net income (loss)	$(266)	$130	$(396)	(304.6%)
Diluted earnings (loss) per share	$(0.10)	$0.05	$(0.15)	(300.0%)

Net sales for the third quarter of 2015 were $5.2 million compared with $6.0 million in the 2014 third quarter.  The decline in net sales was due to a decline in net sensor sales due to a 21.6% decrease in sensor volume, lower silver prices and delays of product orders from international customers reacting to the strength of the U.S. dollar.  Lower net sales in the recent quarter were partially offset by a 13.6% increase in net sales of orthopedic implant components.  Additionally, increased orders for automotive components partially offset a decrease in sales of custom thermoplastic injection molding used for military and law enforcement products.

Mr. Emma commented, “Growing the sales of our higher margin machined and plastic injected molded components is a top priority.  To that end, we made investments in our manufacturing processes and recently expanded our sales and marketing organization.”

The $443 thousand decline in gross profit from the 2014 third quarter primarily reflects lower sensor sales and associated fixed production costs.  Additionally, higher quality and labor costs of orthopedic implant components and a shift in customer mix for custom thermoplastic injection molding, also reduced gross profit.

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

Total operating expenses were $920 thousand, or 17.6% of sales, in the third quarter of 2015, or $41 thousand less than the prior-year quarter.  The decrease in operating expenses was largely due to decreased wages, taxes and benefits due in part to decreased commissions due to lower sales.  The decreases were offset by increased expenses for professional services, liability and property insurance, impairment of intangibles and the addition of two new directors in 2015.

The consolidated net loss for the 2015 third quarter was $266 thousand compared with net income of
$130 thousand in the prior year.  When excluding the non-cash impairment charges of $118 thousand and $56 thousand in the third quarter of 2015 and 2014, respectively, net loss would have been
$148 thousand in 2015 compared with $193 thousand net income in the prior year.

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, impairment of intangibles and share-based compensation expense) for the third quarter of 2015 was $292 thousand, or 5.6% of net sales, compared with $616 thousand, or 10.2% of net sales, for the same period of the prior year.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

First Nine Months 2015 Review

$ In thousands	YTD 2015	YTD 2014	$ Change	% Change
Sales	$16,744	$18,329	$(1,585)	(8.7%)
Gross profit	$2,546	$3,606	$(1,060)	(29.4%)
Gross margin	15.2%	19.7%
Total net (loss) income	$(42)	$627	$(669)	(106.7%)
Diluted (loss) earnings per share	$(0.02)	$0.22	$(0.24)	(109.1%)

Net sales for the first nine months of 2015 were $16.7 million, a decrease of $1.6 million, or 8.7%, from the first nine months of 2014.  The decline in net sales was due to a decline in net sensor sales due to a 12.1% decrease in sensor volume and lower silver prices, while custom thermoplastic injection molding sales increased 21.2% due largely to increased orders for automotive components.  Also, orthopedic implant components revenue decreased 7.6% due to product mix and production delays encountered in the first quarter.  Additionally, the 2014 period benefitted from $250 thousand of Predictor license sales, which are no longer being sold by the Company.

Gross profit in the first nine months of 2015 decreased by 29.4% to $2.5 million.  The decrease in gross profit was due primarily to a 27.0% decrease in gross profit related to orthopedic implant components and a 19.6% decrease in gross profit related to sensors.  The decrease in orthopedic implant components is a result of product mix, new product validation expenditures, as well as production delays encountered in the first quarter of 2015.  The decrease in sensor sales is due to lower sales volume and lower silver prices.   Gross profit was also impacted by higher manufacturing quality expenses to support new product validation and the absence of sales in 2015 of the Company’s Predictor licenses.

Total operating expenses for the first nine months of 2015 were $2.8 million, or 16.5% of net sales, a decrease of $45 thousand, or 1.6%, when compared with the same period in the prior year.

Consolidated net loss was $42 thousand, or $0.02 per diluted share, in the first nine months of 2015 compared with net income of $627 thousand, or $0.22 per diluted share, in the same period in 2014. The 2015 period includes income from discontinued operations of $363 thousand as a result of the final discharge order related to the bankruptcy of RMDDxUSA.

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

EBITDA(1) (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, impairment of intangibles and share-based compensation expense) in the first nine months of 2015 was $1.0 million, or 6.1% of net sales, compared with EBITDA of $2.0 million, or 10.9% of net sales, for the same period of the prior year.  (1)See attached table for additional important disclosures regarding the Company’s use of EBITDA, as well as a reconciliation of net income (loss) from continuing operations to EBITDA.

Cash flow and financial resources

At September 30, 2015, the Company had cash on hand of $264 thousand and working capital of
$3.6 million.  For the nine months ended September 30, 2015, the Company generated net cash from operating activities of continuing operations of $846 thousand and used net cash of $1.1 million for capital expenditures.

Strategy and outlook

Mr. Emma concluded, “Our focus on producing high quality products, investing in equipment, and increasing our sales force should position us well for the future.  We are confident that these investments will result in increased sales and profitability.”

About Arrhythmia Research Technology, Inc.

Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.

The Company routinely posts news and other important information on its websites:

http://www.arthrt.com, http://www.micronproducts.com and http://www.micronmedical.com.

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

For more information, contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Chief Financial Officer
716.843.3908	978.345.5000
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net sales	$5,226,135	$6,045,872	$16,743,571	$18,329,472
Cost of sales	4,508,622	4,885,043	14,197,508	14,723,334
Gross profit	717,513	1,160,829	2,546,063	3,606,138

Selling and marketing	219,895	252,995	740,476	785,075
General and administrative	651,669	597,413	1,825,473	1,735,279
Research and development	48,007	110,441	202,792	292,962
Total operating expenses	919,571	960,849	2,768,741	2,813,316

Income (loss) from continuing operations	(202,058)	199,980	(222,678)	792,822
Other income (expense):
Interest expense	(66,602)	(66,236)	(202,135)	(206,914)
Other income (expense), net	3,033	(4,099)	19,864	44,900
Total other expense, net	(63,569)	(70,335)	(182,271)	(162,014)
Income (loss) from continuing operations before income taxes	(265,627)	129,645	(404,949)	630,808
Income tax provision	—	—	—	2,207
Net income (loss) from continuing operations	(265,627)	129,645	(404,949)	628,601
Discontinued Operations:
Income (loss) from discontinued operations, net of tax provision of $0 for the three and nine months ended September 30, 2015 and 2014	—	—	362,610	(1,779)
Net income (loss)	$(265,627)	$129,645	$(42,339)	$626,822
Earnings (loss) per share - basic
Continuing operations	$(0.10)	$0.05	$(0.15)	$0.23
Discontinued operations	—	—	0.13	—
Earnings (loss) per share - basic	$(0.10)	$0.05	$(0.02)	$0.23
Earnings (loss) per share - diluted
Continuing operations	$(0.10)	$0.05	$(0.15)	$0.22
Discontinued operations	—	—	0.13	—
Earnings (loss) per share - diluted	$(0.10)	$0.05	$(0.02)	$0.22
Weighted average common shares outstanding - basic	2,786,539	2,748,479	2,782,452	2,731,530
Weighted average common shares outstanding - diluted	2,786,539	2,855,223	2,782,452	2,815,776

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$263,838	$209,398
Trade accounts receivable, net of allowance for doubtful accounts of $48,000 at September 30, 2015 and $45,000 at December 31, 2014	3,404,786	3,536,747
Inventories, net	2,457,245	2,514,241
Prepaid expenses and other current assets	796,486	519,582
Total current assets	6,922,355	6,779,968
Property, plant and equipment, net	7,573,059	7,618,901
Intangible assets, net	19,084	134,022
Other assets	340,032	570,357
Total assets	$14,854,530	$15,103,248
Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit, current portion	$—	$2,071,495
Term notes payable, current portion	583,157	490,341
Accounts payable	1,876,542	1,857,156
Accrued expenses & other current liabilities	473,863	405,975
Customer deposits	58,735	98,110
Deferred revenue, current	298,367	228,363
Liabilities from discontinued operations, current	—	320,056
Total current liabilities	3,290,664	5,471,496
Long-term liabilities:
Revolving line of credit, non-current portion	2,261,495	—
Term notes payable, non-current portion	1,270,348	1,330,755
Subordinated promissory notes	466,214	445,452
Deferred revenue, non-current	353,560	610,430
Total long-term liabilities	4,351,617	2,386,637
Total liabilities	7,642,281	7,858,133
Commitments and Contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value; 2,000,000 shares authorized, none issued at September 30, 2015 and $1.00 par value; 2,000,000 shares authorized, none issued at December 31, 2014	—	—
Common stock, $0.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,786,539 outstanding at September 30, 2015 and 3,926,491 issued, 2,778,339 outstanding at December 31, 2014	39,265	39,265
Additional paid-in-capital	11,365,486	11,336,693
Treasury stock at cost, 1,139,952 shares at September 30, 2015 and 1,148,152 shares at December 31, 2014	(3,110,701)	(3,133,883)
Accumulated other comprehensive income	—	42,502
Accumulated deficit	(1,081,801)	(1,039,462)
Total shareholders’ equity	7,212,249	7,245,115
Total liabilities and shareholders’ equity	$14,854,530	$15,103,248

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(42,339)	$626,822
Loss (income) from discontinued operations	(362,610)	1,779
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	(17,143)	(21,000)
Depreciation and amortization	1,102,428	1,114,278
Impairment of intangibles	118,318	63,086
Non-cash interest expense	20,762	20,762
Change in allowance for doubtful accounts	3,000	10,000
Share-based compensation expense	23,416	22,186
Changes in operating assets and liabilities:
Accounts receivable	128,961	84,071
Inventories	56,996	(808,814)
Prepaid expenses and other current assets	(276,904)	(134,760)
Other non-current assets	230,325	80,753
Accounts payable	19,387	78,704
Accrued expenses and other current liabilities	98,516	399,826
Other non-current liabilities	(256,870)	(80,492)
Net cash provided by (used in) operating activities of continuing operations	846,243	1,457,201
Net cash provided by (used in) operating activities of discontinued operations	—	(1,509)
Net cash provided by (used in) operating activities	846,243	1,455,692
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,072,347)	(1,104,265)
Proceeds from sale of property, plant and equipment	35,700	24,500
Cash paid for patents and trademarks	(6,176)	(2,613)
Net cash provided by (used in) investing activities from continuing operations	(1,042,823)	(1,082,378)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(1,042,823)	(1,082,378)
Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	190,000	(728,000)
Proceeds from equipment line of credit	415,785	116,905
Payments on term notes payable	(383,376)	(316,376)
Proceeds from warrant exercises	—	35,100
Proceeds from stock option exercises	28,611	97,022
Net cash provided by (used in) financing activities from continuing operations	251,020	(795,349)
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	251,020	(795,349)
Net increase (decrease) in cash and cash equivalents	54,440	(422,035)
Cash and cash equivalents, beginning of period	209,398	751,275
Cash and cash equivalents, end of period	263,838	329,240
Less: cash and cash equivalents of discontinued operations at end of period	—	—
Cash and cash equivalents of continuing operations at end of period	$263,838	$329,240

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Arrhythmia Research Technology, Inc. Reports 2015 Third Quarter Results
November 12, 2015

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

EBITDA RECONCILIATION (1)

(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss) from continuing operations	$ (266)	$ 130	$ (405)	$ 629
Income tax provision	-	-	-	2
Other (income) expense	(3)	4	(20)	(45)
Interest expense	67	66	202	207
Depreciation and amortization	372	364	1,102	1,114
Impairment of intangibles	118	56	118	63
Share-based compensation	4	(4)	23	22
EBITDA	$ 292	$ 616	$ 1,020	$ 1,992
EBITDA margin %	5.6%	10.2%	6.1%	10.9%

(1) Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, impairment of intangibles and share-based compensation expense), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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